Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2014 Second Quarter

York, PA (February 3, 2014) Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the quarter ended December 31, 2013, (the second quarter of Fiscal Year 2014).

Recent Highlights

•	In November 2013, Unilife signed a long-term commercial supply contract with Hikma Pharmaceuticals PLC (“Hikma”) for the use of Unifill® prefilled syringes with an initial list of 20 generic injectable drugs. Product sales to Hikma will commence in early calendar 2014, with a minimum 175MM units per year to be purchased following a high-volume ramp program. In addition to product sales, Unilife expects to receive $40 million in upfront and milestone payments over the next two years. Unilife received the first payment of $5 million from Hikma during the second quarter of fiscal year 2014. Additional milestone payments have also been received during the third quarter of fiscal year 2014.

•	In November 2013, Unilife signed an agreement with MedImmune, the global biologics arm of AstraZeneca, to customize and supply devices from its platform of wearable injectors for use with several target drug candidates from MedImmune’s portfolio. Unilife is receiving regular payments from MedImmune under the contract.

•	In December 2013, Unilife signed a contract with a global pharmaceutical company seeking to use Unilife’s Ocu-ject™ delivery system to deliver a target injectable therapy into the eye. Revenue under the program is scheduled to commence during the third quarter of fiscal year 2014.

•	In December 2013, Unilife signed an agreement with Novartis to supply clinical products from one of its platforms of injectable drug delivery systems for use with a targeted early stage pipeline drug. Unilife began to generate revenue under the Novartis under the program during the second quarter of fiscal year 2014. Additional payments are expected as the program continues this calendar year.

•	Unilife also continues to receive milestone payments and revenue from other customer programs. This includes $5 million in payments from Sanofi during the first quarter of fiscal year 2014, with an additional $5 million being received during the current third quarter of fiscal year 2014. In total, Unilife has invoiced for more than $20 million since the start of fiscal year 2014, with the majority of that cash having been received since November 2013.

Mr. Alan Shortall, CEO of Unilife, commented: “This has been a strong quarter for Unilife, in which momentum continues to build. Many significant new long-term contracts have been signed with leading pharmaceutical companies including Novartis, MedImmune and Hikma. Milestone payments and revenue are increasing as a result of our execution of these and other customer programs. I expect this pace to continue as additional contracts progressively emerge from our large, expanding commercial pipeline.”

Financial Results for Three Months Ended December 31, 2013

Revenue for the three months ended December 31, 2013, was $3.6 million compared to $0.7 million for the same period in 2012.

The Company’s net loss for the three months ended December 31, 2013, was $16.3 million, or $0.17 per share, compared to a net loss of $14.6 million, or $0.19 per share, for the same period in 2012. Adjusted net loss for the three months ended December 31, 2013, was $8.3 million, or $0.08 per share, compared to $9.7 million, or $0.12 per share, for the same period in 2012. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.

Unilife reported $6.7 million of total cash and cash equivalents, including restricted cash, as of December 31, 2013. This does not include $6.2 million in cash generated under the Company’s ATM facility with Cantor Fitzgerald in January 2014.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EST on Monday, February 3, 2014, (Tuesday, February 4, 2014 at 8:30 a.m. AEDT), to review the Company’s financial results, customer partnerships and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen-only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)

Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter

KCSA Strategic Communications	Westwicke Partners	Unilife Corporation

P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31, 2013	June 30, 2013
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$4,314	$5,736
Restricted cash	2,400	2,400
Accounts receivable	2,748	654
Inventories	55	71
Prepaid expenses and other current assets	337	409

Total current assets	9,854	9,270
Property, plant and equipment, net	45,312	46,106
Goodwill	11,166	11,498
Intangible assets, net	21	23
Other assets	652	1,504

Total assets	$67,005	$68,401

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,785	$3,428
Accrued expenses	3,577	2,444
Current portion of long-term debt	5,596	3,826
Deferred revenue	—	3,010

Total current liabilities	10,958	12,708
Long-term debt, less current portion	19,560	20,045
Deferred revenue	10,068	50

Total liabilities	40,586	32,803

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of December 31, 2013; none issued or outstanding as of December 31, 2013 and June 30, 2013	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of December 31, 2013; 100,787,182 and 95,602,558 shares issued, and 100,758,512 and 95,573,888 shares outstanding as of December 31, 2013 and June 30, 2013, respectively	1,008	956
Additional paid-in-capital	286,735	268,157
Accumulated deficit	(263,359)	(235,832)
Accumulated other comprehensive income	2,175	2,457
Treasury stock, at cost, 28,670 shares as of December 31, 2013 and June 30, 2013, respectively	(140)	(140)

Total stockholders’ equity	26,419	35,598

Total liabilities and stockholders’ equity	$67,005	$68,401

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenue	$3,573	$699	$6,760	$1,391
Cost of product sales	—	22	—	81

Gross profit	3,573	677	6,760	1,310

Operating expenses:
Research and development	7,807	4,994	14,206	9,732
Selling, general and administrative	6,703	8,327	13,223	14,904
Depreciation and amortization	1,000	1,365	2,042	2,588

Total operating expenses	15,510	14,686	29,471	27,224

Operating loss	(11,937)	(14,009)	(22,711)	(25,914)
Interest expense	4,351	645	4,831	1,261
Interest income	(5)	(14)	(11)	(38)
Other income, net	—	—	(4)	—

Net loss	(16,283)	(14,640)	(27,527)	(27,137)

Net loss per share:
Basic and diluted net loss per share	$(0.17)	$(0.19)	$(0.29)	$(0.35)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share data)
Net loss	$(16,283)	$(14,640)	$(27,527)	$(27,137)
Share-based compensation expense	2,635	2,963	5,271	4,518
Depreciation and amortization	1,000	1,365	2,042	2,588
Interest expense	4,351	645	4,831	1,261

Adjusted net loss	$(8,297)	$(9,667)	$(15,383)	$(18,770)

Adjusted net loss per share - diluted	$(0.08)	$(0.12)	$(0.16)	$(0.24)